Exhibit 99.1

Kentucky USA Energy, Inc. Announces Reaching Total Depth on Francis Grace #3
Monday March 2, 9:00 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today that the Company has reached total depth (“TD”) of 2,578 feet on Francis Grace #3, the tenth well drilled to TD by the Company in the New Albany Shale. The well has been evaluated and determined to be commercially viable and the drilling log confirms there is approximately 158 feet of shale formation encountered in this well. The completion process has begun on the well, and the 4 ½” production casing is expected to be run into the well this week. The drilling contractor has rigged-down and mobilized the rig for the Company’s next drilling location, Hunter Wells #4. Drilling is presently at 945 feet at the Golden Eagle #1 well and is expected to reach the top of the shale formation at approximately 2,250 feet at that well later this week.

“I would like to apologize again for the delay filing our Form 10-K; however, we do expect to file it shortly. In addition, I would like to assure our shareholders that the Company’s drilling program continues to stay on schedule," said Steven Eversole, CEO of Kentucky USA Energy. “We remain committed to maximizing shareholder value.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Corporate:
Steven Eversole, 606-878-5987
CEO
or
Investor Relations:
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com
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Source: Kentucky USA Energy, Inc.